Exhibit 4.56

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,

INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 108065 dated May 07, 2013

To render

telematic communication services

This license has been granted to

Open Joint Stock Company

“Mobile TeleSystems”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN/INN)

7740000076

Principal place of business (residence):

109147, Moscow, Marksistskaya St., 4

The territory of the services is specified in appendix hereto.

This license is valid through:

May 07, 2018

This license is issued based on the decision of the licensing authority - Order No. 206 dated February 28, 2013

This license has an appendix which is as an integral part hereof and executed in two sheets

Deputy Head	(signature) O. A. Ivanov

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Appendix to License No. 108065 **

Licensing Requirements

1.                    Open Joint Stock Company “Mobile TeleSystems” (the licensee) shall keep the term of this license.

Short company name:

OJSC “MTS”

PSRN 1027700149124	TIN 7740000076

Principal place of business:

109147, Moscow, Marksistskaya St., 4

2.                    The licensee agrees to commence rendering of the communication services hereunder on or before May 07, 2013.

3.                    The licensee shall only render the telecommunication services hereunder in the territory of the Krasnoyarsk Territory.

4.                    The licensee shall make the following available hereunder to the subscriber and/or user*:

a) access to the communications network of the licensee;

b) access to the information and telecommunication network systems, including the Internet; and

c) reception and transmission of telematic electronic messages.

5.                    The licensee agrees to render the communication services in accordance with the rules for the provision of communications services, approved by the Government of the Russian Federation.

6.                    The licensee, when rendering the communication services, shall comply with the rules of the communications network connection and interaction, approved by the Government of the Russian Federation, when connecting the data communication network of the licensee to the public communication network, connecting other communication networks to the data communication network of the licensee, transferring and keeping records of traffic in the data communication network of the licensee, as well as when transferring and keeping records of traffic from/to communication networks of other operators.

7.                    This license has been issued following the processing results of the license renewal application No. 58746 dated May 07, 2008, without bidding (auction, tender, etc). The licensing requirements are not specified for the performance of liabilities accepted by the licensee when participating in the bidding (auction, tender, etc) to obtain this license.

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8.                    The licensee, when rendering the services hereunder, shall abide by the terms set for the allocation of radio bands and assignment of radio frequency or radio frequency channel.

9.                    The licensee shall meet the requirements for communication networks and facilities, established by the Federal executive authority by agreement with authorized government bodies engaged in the special investigative activities, for the purpose of carrying out such activities and other measures to prevent the disclosure of organizational and tactical methods of such activities.

10.             The licensee is not a universal service operator. The licensing requirements are not specified for the provision of universal services subject to universal service contracts concluded with the authorized executive body.

11.             The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal executive body in the sphere of telecommunications.

*                                         The services rendered hereunder may be accompanied by other services technologically and inseparably associated with mobile radiotelephone communication services and aimed at increasing their customer value, unless it requires a separate license.

**                                  This license is issued to extend the term of the license No 58746 dated May 07, 2008.

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Laced, numbered and sealed 3 (three) sheets

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

(signature) I. Yu. Zavidnaya.

APR 10, 2013.

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296